As filed with the Securities and Exchange Commission on March 1, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota  55402
(612) 330-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

XCEL ENERGY 401(K) SAVINGS PLAN

NEW CENTURY ENERGIES, INC.
EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR
BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

NEW CENTURY ENERGIES, INC.
EMPLOYEE INVESTMENT PLAN FOR
BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

(Full title of the plan)

RICHARD C. KELLY President and Chief Executive Officer Xcel Energy Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (612) 330-5500	BENJAMIN G.S. FOWKE III Vice President and Chief Financial Officer Xcel Energy Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (612) 330-5500

(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

ROBERT J. JOSEPH
Jones Day
77 West Wacker Drive
Chicago, Illinois  60601
(312) 269-4176

CALCULATION OF REGISTRATION FEE

					Amount
		Proposed maximum	Proposed maximum		of
Title of each class of	Amount to be	offering	aggregate offering price		registration
securities to be registered (1)	registered (2)	price per unit (2)(3)	(3)		fee

Common Stock, par value $2.50 per share
Rights to Purchase Common Stock, par value $2.50 per share (4)	1,740,000 shares	$19.00	$33,060,000	(3)	$3,538

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein. This registration statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,100,000 shares of the Registrant’s Common Stock to be issued pursuant to the Xcel Energy 401(k) Savings Plan; (ii) 575,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and (iii) 65,000 shares of the Registrant’s Common Stock to be issued pursuant to the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees.

(3)

This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933 and is based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on February 24, 2006.

(4)	One right to purchase Xcel Energy Inc. common stock automatically trades with each share of Xcel Energy Inc. common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by Xcel Energy Inc. (“Xcel Energy”), the Xcel Energy 401(k) Savings Plan (the “401(k) Plan”), the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employees’ Savings and Stock Ownership Plan”) and the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employee Investment Plan” and, together with the 401(k) Plan and Employees’ Savings and Stock Ownership Plan, the “Plans”) with the Securities and Exchange Commission are incorporated herein by reference:

(1)           Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2005;

(2)           The Plans’ Annual Reports on Form 11-K for the year ended December 31, 2004;

(3)           The description of Xcel Energy’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 31, 2002; and

(4)           The description of Xcel Energy’s rights to purchase common stock contained in Xcel Energy’s Current Report on Form 8-K filed on January 4, 2001.

All documents subsequently filed by Xcel Energy and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 4.    Description of Securities

Not applicable

Item 5.    Interests of Named Experts and Counsel

Not applicable

Item 6.    Indemnification of Directors and Officers

Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.  Pursuant to authorization contained in Xcel Energy’s Restated Articles of Incorporation, as amended, Article 4 of Xcel Energy’s By-Laws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes.  Xcel Energy’s Restated Articles of Incorporation also contain provisions limiting the liability of Xcel Energy’s directors in certain instances.  Xcel Energy has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Item 7.    Exemption from Registration Claimed

Not applicable

Item 8.    Exhibits

Exhibit Number	Description

4.01*	Restated Articles of Incorporation of Xcel Energy (incorporated herein by reference to Exhibit 4.01 to Xcel Energy’s Form 8-K (File No. 001-03034 filed on August 21, 2000)

4.02*	By-Laws of Xcel Energy (incorporated herein by reference to Exhibit 3.01 to Xcel Energy’s Form 10-Q (File No. 001-03034 filed on August 4, 2004)

4.03*

Stockholder Protection Rights Agreement, dated December 13, 2000, between Xcel Energy and The Bank of New York, as successor rights agent (incorporated herein by reference to Exhibit 1 to Xcel Energy’s Form 8-K (File No. 001-03034 dated January 4, 2001)

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.03	Consent of Counsel (included in Exhibit 5.01)

24.01	Power of Attorney

The Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

*  Incorporated herein by reference

Item 9.    Undertakings

a.             The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)          Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

c.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for the indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 1st day of March, 2006.

Xcel Energy Inc.

By:	/S/ Cathy J. Hart

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

*	President, Chief Executive Officer,
Richard C. Kelly	Chairman of the Board and Director (Principal Executive Officer

*	Vice President, Chief Financial
Benjamin G.S. Fowke III	Officer (Principal Financial Officer)

*	Vice President and Controller
Teresa S. Madden	(Principal Accounting Officer)

*	Director
Richard H. Anderson

*	Director
C. Coney Burgess

*	Director
Roger R. Hemminghaus

Signature	Title

*	Director
A. Barry Hirschfeld

*	Director
Douglas W. Leatherdale

*	Director
Albert F. Moreno

*	Director
Margaret R. Preska

*	Director
A. Patricia Sampson

*	Director
Richard H. Truly

*	By:	/S/ CATHY J. HART
Cathy J. Hart
Attorney-in Fact

The 401(k) Plan

The undersigned is a member of the Committee having the responsibility for the administration of the 401(k) Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on March 1, 2006.

XCEL ENERGY 401(K) SAVINGS PLAN

By:	/S/ Teresa S. Madden
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

The Employees’ Savings and Stock Ownership Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employees’ Savings and Stock Ownership Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Employees’ Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on March 1, 2006.

NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/S/ TERESA S. MADDEN
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

The Employee Investment Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employee Investment Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on March 1, 2006.

NEW CENTURY ENERGIES, INC.
EMPLOYEE INVESTMENT PLAN FOR
BARGAINING UNIT EMPLOYEES AND
FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/S/ TERESA S. MADDEN
Name: Teresa S. Madden
Title: Pension Trust Administration Committee

EXHIBIT INDEX

Exhibit Number	Description

4.01*	Restated Articles of Incorporation of Xcel Energy (incorporated herein by reference to Exhibit 4.01 to Xcel Energy’s Form 8-K (File No. 001-03034) filed on August 21, 2000)

4.02*	By-Laws of Xcel Energy (incorporated herein by reference to Exhibit 3.01 to Xcel Energy’s Form 10-Q (File No. 001-03034) filed on August 4, 2004)

4.03*

Stockholder Protection Rights Agreement, dated December 13, 2000, between Xcel Energy and The Bank of New York, as successor rights agent (incorporated herein by reference to Exhibit 1 to Xcel Energy’s Form 8-K (File No. 001-03034) dated January 4, 2001)

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.03	Consent of Counsel (included in Exhibit 5.01)

24.01	Power of Attorney

*  Incorporated herein by reference